UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 2, 2011

GREEN PLAINS RENEWABLE ENERGY, INC.

(Exact name of registrant as specified in its charter)

Iowa

(State or other jurisdiction of incorporation)

333-121321	84-1652107
(Commission File Number)	(IRS employer identification no.)

9420 Underwood Ave., Suite 100, Omaha, Nebraska	68114
(Address of principal executive offices)	(Zip code)

(402) 884-8700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 2, 2011, the Board of Directors and the Compensation Committee (the “Committee”) of Green Plains Renewable Energy, Inc. (the “Company”) established the target cash bonus amounts for 2011 under the Company’s Short Term Incentive Plan (the “Plan”) for each participating officer, which range from 40% to 100% of such officer’s base salary, and the Company performance criteria that will be evaluated in determining the actual cash bonus amount. Based on the Plan, participants are eligible for awards ranging from 0% to 250% of their target cash bonus amount depending on the level of achievement of the Company performance criteria. The Committee will then evaluate individual performance criteria in relation to established goals for each executive officer aligned with the business plan of the Company and may adjust the award up or down in its discretion. Thereafter, the Committee may also adjust the award for external conditions beyond the control of the Company or the executive. The Company performance component is based on achieving stated goals for 2011 based on target earnings before interest, taxes, depreciation and amortization (“EBITDA”), target ranges for return on net assets (“RONA”), a safety metric, performance management execution and Committee discretion. The Company’s named executive officers are entitled to the following potential cash awards under the Plan for 2011:

Named Executive Officer and Position with the Company	Target Cash Bonus as a Percent of Base Salary	Potential Award Range as a Percent of Target Cash Bonus
Todd Becker, President & Chief Executive Officer	100%	0 - 200%
Jerry Peters, Chief Financial Officer	50%	0 - 200%
Jeff Briggs, Chief Operating Officer	60%	0 - 250%
Steve Bleyl, EVP – Ethanol Marketing	80%	0 - 188%
Michael Orgas, EVP – Commercial Operations	80%	0 - 188%
Ron Gillis, EVP – Finance and Treasurer	50%	0 - 200%

Effective March 4, 2011, the Company entered into employment agreements with Messrs. Jeff Briggs and Steve Bleyl whereby each will continue in his role as the Company’s Chief Operating Officer and Executive Vice President – Ethanol Marketing, respectively. The Company had previously executed employment agreements with Messrs. Becker, Peters and Orgas.

The terms of the employment agreement for Mr. Briggs provide that he receive (i) an annual base salary of $300,000, (ii) 50,000 shares of restricted stock that vest in four equal annual installments beginning on March 7, 2011, (iii) bonus compensation in an amount up to sixty percent of annual base salary, payable annually, based on target objectives set by the Company and the Compensation Committee, (vi) eligibility to participate in a long-term incentive program , and (vii) other benefits that are generally available to Company employees. Mr. Briggs’ employment shall be “at-will” and may be terminated at any time, by either party, for any reason whatsoever. If employment is terminated without cause or for good reason, Mr. Briggs will receive six month’s base salary and accelerated vesting on outstanding restricted stock and option awards. The employment agreement is attached hereto as Exhibit 10.1 and incorporated by reference herein.

The terms of the employment agreement for Mr. Bleyl provide that he receive (i) an annual base salary of $250,000, (ii) 25,000 shares of restricted stock that vest in four equal annual installments beginning on March 7, 2011, (iii) bonus compensation in an amount up to eighty percent of annual base salary, payable annually, based on target objectives set by the Company and the Compensation Committee, (vi) eligibility to participate in a long-term incentive program , and (vii) other benefits that are generally available to Company employees. Mr. Bleyl’s employment shall be “at-will” and may be terminated at any time, by either party, for any reason whatsoever. If employment is terminated without cause or for good reason, Mr. Bleyl will receive six month’s base salary and accelerated vesting on outstanding restricted stock and option awards. The employment agreement is attached hereto as Exhibit 10.2 and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed as part of this report.

Exhibit Number	Description of Exhibit

10.1	Employment Agreement dated March 4, 2011 by and between the Company and Jeffrey S. Briggs

10.2	Employment Agreement dated March 4, 2011 by and between the Company and Carl S. (Steve) Bleyl

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREEN PLAINS RENEWABLE ENERGY, INC.

Date: March 8, 2011	By:	/s/ Jerry L. Peters
Jerry L. Peters
Chief Financial Officer
(Principal Financial Officer)

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

10.1	Employment Agreement dated March 4, 2011 by and between the Company and Jeffrey S. Briggs

10.2	Employment Agreement dated March 4, 2011 by and between the Company and Carl S. (Steve) Bleyl